ASSIGNMENT OF RIGHT TO PURCHASE PROPERTY

THIS ASSIGNMENT OF RIGHT TO PURCHASE PROPERTY AGREEMENT (“Agreement”) is made and entered effective the 22nd day of May 2012, by and between JOHN C. POWER, individually (“Assignor”), and ATHENA MINERALS, INC., a Delaware Corporation (“Assignee”).

RECITALS

WHEREAS, Assignor, by becoming a Member of the Bid4Assets website (www.bid4assets.com) accepted and agreed to be bound by  the terms of service, operating rules, Privacy Policy and/or other policies of Bid4Assets, published by Bid4Assets on their website, giving Assignor the opportunity and right to make irrevocable offers to purchase, among other things, tax-defaulted properties; and

WHEREAS, on May 12, 2012, Assignor deposited $5,035.00 in personal funds with Bid4Assets; and

WHEREAS, on May 17, 2012, Assignor was notified that Assignor placed the winning bid giving Assignor the Right to Purchase Property consisting of all of Section 13 located in Township 7 North, Range 4 East in San Bernardino County comprised of 661.37 acres of land, assessor parcel number ATN 0527-061-18-0000 for $135,649.05; and

WHEREAS, on May 18, 2012, Bid4Assets transferred Assignor’s deposit in the amount of $5,000.00 to San Bernardino County as a down payment for the property and charged Assignor a $35.00 processing fee; and

WHEREAS, Assignor desires to assign all of his right, title and interest in the Right to Purchase Property to Assignee and Assignee desires to assume Assignor’s obligations under the Right to Purchase Property.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Assignment.  Effective as of the date hereof Assignor hereby assigns to Assignee all of its right, title and interest in and to the Right to Purchase Property, subject to all of the terms, covenants, conditions and provisions of the Right to Purchase Property.

2.  Assumption.  From and after the date hereof, Assignee hereby assumes, covenants and agrees to keep and perform each and every obligation of Assignor under the Right to Purchase Property.  Assignee agrees to be bound by each and every provision of the Right to Purchase Property as if it had executed the same.

3.  Assignor’s Representations and Warranties.  Assignor represents and warrants to Assignee that:

(a)

the Right to Purchase Property is in full force and effect, unmodified except as provided in this Agreement;

(b)

Assignor’s interest in the Right to Purchase Property is free and clear of any liens, encumbrances or adverse interests of third parties;

(c)

Assignor possesses the requisite legal authority to assign his interest in the Right to Purchase Property as provided herein.

4.  Entire Agreement.  This Agreement embodies the entire understanding of the parties hereto and there are no other agreements or understandings written or oral in effect between the parties relating to the subject matter hereof unless expressly referred to by reference herein.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized agents.

5.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of the State of Colorado in connection with any disputes arising out of this Agreement.

6.  Successors and Assigns.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of the parties.

7.  Attorneys’ Fees.  In the event of a dispute arising under this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees.

8.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be deemed the same as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ASSIGNOR:

ASSIGNEE:

ATHENA MINERALS, INC.

/s/ John C. Power

By:

/s/ John C. Power

John C. Power, individually

John C. Power, its President

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